EXHIBIT 3.2

BYLAWS

OF

TEAM, INC.

ARTICLE I.
The Board of Directors

SECTION 1.1. Authority of Board. The business and affairs of Team, Inc. (herein called the “Corporation”) shall be managed by or under the direction of the Board of Directors (the “Board”) or, if authorized by the Board, by or under the direction of one or more committees thereof, to the extent permitted by law and by the Board. Except as may be otherwise provided by law or these Bylaws or, in the case of a committee of the Board, by applicable resolution of the Board or such committee, the Board or any committee thereof may act by unanimous written consent or, at an authorized meeting at which a quorum is present, by the vote of the majority of the Directors present at the meeting. Except as may be otherwise provided by law, the Board shall have power to determine from time to time whether, and if allowed, when and under what conditions and regulations any of the accounts and books of the Corporation shall be open to inspection.

SECTION 1.2. Number of Directors; Classification of the Board. The number of Directors which shall constitute the whole Board of the Corporation shall be fixed from time to time by action of the Board, but shall not consist of fewer than five (5) Directors at any given time. The Directors shall be classified into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of Directors as possible. Each Director shall serve for a term ending on the third annual meeting following the annual meeting at which such Director was elected. The foregoing notwithstanding, each Director shall serve until his successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified or disabled, or shall otherwise be removed.

At each annual election, the Directors chosen to succeed those whose terms then expire shall be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall designate one or more Directorships whose term then expires as Directorships of another class in order more nearly to achieve equality of number of Directors among the classes.

Notwithstanding the rule that the three classes shall be as nearly equal in number of Directors as possible, in the event of any change in the authorized number of Directors, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created Directorship may, consistent with the rule that the three classes shall be as nearly equal in number of Directors as possible, be allocated to one or two or more classes, the Board shall allocate it to that of the available classes whose terms of office are due to expire at the earliest date following such allocation. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

SECTION 1.3. Removal. Except as otherwise required by law or the Corporation’s Certificate of Incorporation, a Director of the Corporation may be removed only for cause, as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of Directors, voting as a single class.

SECTION 1.4. Newly Created Directorships and Vacancies. Newly created Directorships resulting from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors for a term of office continuing only until the next election of one or more Directors by the stockholders entitled to vote thereon; provided, however, that the Board shall not fill more than two such Directorships during the period between two successive annual meetings of stockholders. Any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board. Any Director elected to fill any such vacancy shall hold office for the remainder of the full term of the Director whose departure from the Board created the vacancy and until such newly elected Director’s successor shall have been elected and qualified.

SECTION 1.5. Authorized Meetings of the Board. The Board shall have authority to hold annual, regular and special meetings. An annual meeting of the Board may be held immediately after the conclusion of the annual meeting of the stockholders. Regular meetings of the Board may be held at such times as the Board may determine. Special meetings may be held if called by the Chairman of the Board, the CEO, or by at least one-third of the Directors then in office.

Notice of the time or place of a meeting may be given in person or by telephone by any officer of the Corporation, or transmitted electronically to the Director’s home or office, or entrusted to a third party company or governmental entity for delivery to the Director’s business address. Notice of annual or regular meetings is required only if the time for the meeting is changed or the meeting is not to be held at the principal executive offices of the Corporation. When notice is required, it shall be given not less than twenty-four (24) hours prior to the time fixed for the meeting; provided, however, that if notice is transmitted electronically or entrusted to a third party for delivery, the electronic transmission shall be effected or the third party shall promise delivery by not later than the end of the day prior to the day fixed for the meeting. The Board may act at meetings held without required notice if all Directors consent to the holding of the meeting before, during or after the meeting.

At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for all purposes. If any meeting of the Board shall lack a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice, until a quorum is obtained.

SECTION 1.6. Committees. The Board may, by resolution approved by at least a majority of the authorized number of Directors, establish committees of the Board with such powers, duties and rules of procedure as may be provided by the resolutions of the Board establishing such committees. Any such committee shall have a secretary and report its actions to the Board.

SECTION 1.7. Compensation. Directors shall be entitled to compensation for their service on the Board or any committee thereof as the Board may determine from time to time. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE II
Officers

SECTION 2.1. Designated Officers. The officers of the Corporation shall be elected by, and serve at the pleasure of, the Board and shall consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or Senior Vice President), Secretary, and Treasurer, as determined by the Board. The Board also may elect or appoint such other officers and assistant officers as the Board may from time to time deem advisable for the conduct and affairs of the Corporation. Any two offices may be held by the same person.

SECTION 2.2. Election and Term. At its first meeting after each annual meeting of the stockholders, the Board shall elect the officers. The term of each officer shall be until the first meeting of the Board following the next annual meeting of stockholders and until such officer’s successor is chosen and qualified, or until such person’s earlier death, disqualification or removal.

SECTION 2.3. Removal. Except where otherwise expressly provided in a contract authorized by the Board, any officer elected or appointed by the Board may be removed at any time with or without cause by the affirmative vote of a majority of the Board. Any officer or agent appointed by the Chief Executive Officer may be removed by him or her with or without cause.

SECTION 2.4. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

SECTION 2.5. Chairman of the Board. The Chairman shall preside at meetings of the stockholders and the Board, and shall have such other powers and perform such other duties as may from time to time be granted or assigned by the Board.

SECTION 2.6. Chief Executive Officer. The Board may appoint one or more officers of the Corporation as the Chief Executive Officer (such one or more individuals, the “CEO”). The CEO shall be the senior executive officer of the Corporation and shall in general supervise and control all the business and affairs of the Corporation. The CEO shall direct the policies of the Corporation and shall perform all other duties incident to the office or as may be delegated or assigned by the Board from time to time. The CEO may delegate powers to any other officer of the Corporation.

SECTION 2.7. The President. Subject to the Chairman of the Board, the CEO and the Board itself, the President shall in general assist the CEO in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. He shall perform all duties incident to the Office of President and such other duties as may be prescribed by the Board from time to time.

SECTION 2.8. Chief Financial Officer. The Chief Financial Officer shall be the senior financial officer and act in an executive financial capacity. The Chief Financial Officer shall assist the CEO in the general supervision of the Corporation’s financial policies and affairs and shall have such duties as are incident to such office or as may be delegated or assigned from time to time by the CEO or by the Board.

SECTION 2.9. Vice Presidents. In the event of the absence or disability of the Chairman of the Board, the CEO and the President, the Vice Presidents in the order designated by the Board or in the absence of any designation, then in the order of their rank (Executive Vice President, Senior Vice President, Vice President), shall be designated by the Board to exercise their powers and perform their duties. The Vice Presidents shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board or, subject to the control of the Board, the CEO or the President.

SECTION 2.10. Secretary. The Secretary shall keep full and complete records of the proceedings of the Board and the meetings of the stockholders; keep the seal of the Corporation, and affix the same to all instruments which may require it; have custody of and maintain the Corporation’s stockholder records; and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof, or otherwise be in accordance with the direction of the Board.

SECTION 2.11. Treasurer. The Treasurer shall have custody of the funds of the Corporation and deposit and pay out such funds, from time to time, in such manner as may be prescribed by, or be in accordance with the direction of the Board or the CEO, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof, or otherwise be in accordance with the direction of the Board.

SECTION 2.12. Other Officers. Any other elected officer shall have such powers and perform such duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof, or otherwise be in accordance with the direction of the Board.

SECTION 2.13. Compensation. The officers of the Corporation shall be entitled to compensation for their services. The amounts and forms of compensation which each of such officers shall receive, and the manner and times of its payment, shall be determined by, or be in accordance with the direction of, the Board.

ARTICLE III
Certificates for Shares and Their Transfer

SECTION 3.1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. The stock certificates shall be signed by (a) the Chairman of the Board and the CEO, or the President, a vice president, or the secretary; or (b) the CEO and the President, a vice president or the secretary; as shall be determined by the Board. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

SECTION 3.2. Transfers of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE IV
Stockholders

SECTION 4.1. Annual Meeting. An annual meeting of stockholders shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting on such date and at such time as the Board shall fix and set forth in the notice of the meeting, which date shall be held within six months after the last day of the Corporation’s fiscal year or as soon thereafter as practicable.

SECTION 4.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman of the Board, or by the President pursuant to the request of the holders of not less than ten percent (10%) of the outstanding shares of the Corporation’s voting stock, as specified in and subject to the provisions and conditions described herein. No business other than that stated in the notice shall be transacted at any special meeting.

SECTION 4.3. Place of Meeting. The Board may designate any place, either within or out of the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Delaware.

SECTION 4.4. Notice of Meeting. Written or printed notice stating the place, day, and hour of each stockholders’ meeting and, in case of a special meeting, the purpose or purposes for which the stockholders’ meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the CEO, President, Secretary or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited into the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 4.5. Stockholder Action in Lieu of Meeting. Any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice, if a unanimous consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote thereon. Any written consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

SECTION 4.6. Closing of Transfer Books or Fixing of Record Date. For the purposes of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

SECTION 4.7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list for a period of ten (10) days prior to such meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

SECTION 4.8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION4.9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.

SECTION4.10. Voting of Shares. Unless otherwise required by law, each outstanding share entitled to vote or except as otherwise provided by the Certificate of Incorporation, shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

SECTION 4.11. Election of Directors. In voting for election of directors, the voting shall be by written ballot, and each stockholder shall have one vote for each full share of stock entitled to vote that is registered in such stockholder’s name on the record date for the meeting at which directors are to be elected. Directors shall be elected by a plurality of the votes cast and cumulative voting for the election of directors shall be prohibited.

SECTION4.12. Inspectors of Election. In advance of any meeting of stockholders, the Board shall appoint not less than one (1) nor more than three (3) inspectors of election. If there is no such appointment made in advance, or if any appointed person refuses or fails to serve, the Chairman of the meeting shall appoint a replacement. Inspectors of election shall determine the number of shares outstanding, voting power of each share, shares represented at the meeting, existence of a quorum, and authenticity, validity and effect of proxies; shall receive votes, ballots, assents and consents, and hear and determine all challenges and questions in any way arising in connection with a vote; shall count and tabulate all votes, assents and consents, and determine and announce results; and do all other acts as may be proper to conduct elections or votes with fairness to all stockholders.

SECTION 4.13. Adjournments. Any meeting of the stockholders (whether annual or special and whether or not a quorum shall have been present), may be adjourned from time to time and from place to place by vote of a majority of the stock having voting power represented at such meeting, without notice other than announcement at such meeting of the time and place at which the meeting is to be resumed—such adjournment and the reasons therefore being recorded in the minutes of the meeting; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any meeting so resumed after such adjournment, provided a majority of the outstanding shares of stock having voting power shall then be represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

SECTION4.14. Advance Notice of Director Nominations and Stockholder Proposals. This Section shall apply to all stockholder proposals, regardless of whether such proposals are brought under Rule 14a-8 of the Securities Exchange Act of 1934. For business to be properly brought before an annual meeting by a stockholder (A) the stockholder must have given timely notice thereof in writing to the Secretary; (B) the subject matter thereof must be a matter which is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section is delivered to the Corporation and must be entitled to vote at the meeting.

Except as otherwise provided in the Certificate of Incorporation, to be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 90 calendar days before the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders nor more than 120 days before the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary not later than the later of the close of business on the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made.

Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a Director, (1) all information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of Directors; and (2) such person’s written consent to being named as a nominee and to serving as a Director if elected; and (3) information as to any material relationships, including financial transactions and compensation, between the stockholder and the proposed nominee(s); and (B) as to any business the stockholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or nomination is made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (2) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner; (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and (5) a disclosure of all ownership interests, including derivatives, hedged positions and other economic and voting interests.

In addition, any nominee for election as Director must complete a questionnaire, in a form provided by the company, to be submitted with the stockholder proponent’s notice, that inquires as to, among other issues, the proposed nominee’s independence. In particular, candidates must represent that they do not have, nor will they have, any undisclosed voting commitments or other arrangements with respect to their actions as a Director.

ARTICLE V
Indemnification of Directors and Officers

SECTION 5.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a Director or an officer of the Corporation or, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 5.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the first instance by the Board.

SECTION 5.2. Right to Advancement of Expenses. The right to indemnification conferred in Section 5.1 hereof shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that if the DGCL requires an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 5.1 and 5.2 hereof shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

SECTION 5.3. Right of Indemnitee to Bring Suit. If a claim under Section 5.1 is not paid in full by the Corporation within sixty (60) days (or, with respect to claims under Section 5.1, twenty (20) days) after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee, to the fullest extent permitted by law, shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

SECTION 5.4. Non-Exclusivity of Rights; Effect of Amendment. The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise. Any amendment, alteration or repeal of this Article V that adversely affects any right of an indemnitee or it successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

SECTION 5.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 5.6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

ARTICLE VI
Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation, any designation of Preferred Stock or the Bylaws of the Corporation, or (iv) any other action asserting a claim against the Corporation or any Director, officer or other employer of the Corporation that is governed by or subject to the internal affairs doctrine for choice of law purposes. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article VI.

ARTICLE VII
Amendment of Bylaws

In addition to any requirements set forth by the General Corporation Law of the State of Delaware, the Bylaws of the Corporation may be adopted, amended or repealed by (i) the affirmative vote of at least two-thirds of the holders of all of the shares of the stock of the Corporation then entitled to vote in an election of Directors, voting together as a single class, or by (ii) approval of a majority of the Board.

ARTICLE VIII
Miscellaneous

SECTION8.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

SECTION 8.2. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

SECTION 8.3. Seal. The Board shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation.

SECTION 8.4. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the persons entitled thereto at his or her post office address, as it appears on the books of the Corporation and such notice shall be deemed to have been given on the date of such mailing. Such notice shall also be sufficient if given by electronic transmission under DGCL §232. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Board or stockholders need be specified in the waiver of notice of such meeting.

SECTION 8.5. Executive Office. The principal executive office of the Corporation shall be located in the City of Alvin, County of Brazoria, State of Texas, or at such place as the Board may from time to time determine. The Corporation also may have offices at such other places, both within and without Delaware, as the Board from time to time shall determine or the business and affairs of the Corporation may require.